EXHIBIT 4.3

NEITHER THIS COMMERCIAL PROMISSORY NOTE NOR THE OF COMMON STOCK UNDERLYING THE CONVERSION RIGHTS UNDER THIS COMMERCIAL PROMISSORY NOTE WERE ISSUED IN A REGISTERED TRANSACTION UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE "SECURITIES ACT"). THE SECURITIES EVIDENCED HEREBY OR RESULTING FROM CONVERSION HEREOF ARE “RESTRICTED” AND MAY NOT BE TRANSFERRED WITHOUT (1) AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER MAY BE LAWFULLY MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAW; OR (2) SUCH REGISTRATION.

TPT GLOBAL TECH, INC.

A Florida Corporation

COMMERCIAL PROMISSORY NOTE

(Convertible into shares consisting of Common Stock)

$___________________.00 DATE: ___________, 2015

FOR VALUE RECEIVED, the undersigned, TPT GLOBAL TECH, INC., a Florida corporation (hereinafter "Maker or Company"), promises to pay to _______________ (Holder) at such place as the Holder may designate in writing, the principal sum of ______________________________ ($_____________.00), together with interest at ___% per annum, payable on or before ____________ (principal and interest).

Holder shall have the right to convert the outstanding balance of this Secured Commercial Promissory Note (hereinafter “Promissory Note”) into the Maker’s common stock as set forth in "Conversion Rights" hereafter.

In event Maker shall (i) default in the performance of any of the obligations, covenants or agreements legally imposed by the terms of this Promissory Note, or (ii) apply for or consent in writing to the appointment of a receiver, trustee, or liquidator of Maker or (iii) file a voluntary petition in bankruptcy, or admit in writing Maker's inability to pay Maker's debts as they come due, or (iv) make general assignments for the benefit of creditors, or (v) file a petition or answer seeking reorganization or rearrangement with creditors or taking advantage of any insolvency law, or (vi) file an answer admitting the material allegations of a petition filed against Maker in any bankruptcy, reorganization, insolvency or similar proceedings, at the option of the Holder, the whole indebtedness evidenced hereby may be declared due and payable whereupon the entire unpaid principal balance of this Promissory Note and all interest accrued shall thereupon at once mature and become due and payable without presentment or demand for payment or notice of the intent to exercise such option or notice of the exercise of such option by the Holder, or notice of any kind, all of which are hereby expressly waived by Maker and may be collected by suit or other legal proceedings.

If all or any part of the amount of this Promissory Note be declared due in accordance with the other provisions hereof, or if any installment herein provided is not paid when due, the principal balance as the case may be, shall bear interest at the lesser of (i) twelve percent (12%) per annum (“Default Rate”), or (ii) the Maximum Rate allowed under applicable law until paid in full or until the Promissory Note is reinstated. Notice of Default shall be given, in writing, to Maker, after five days after occurrence of default. Maker shall have 10 days after written Notice of Default, within which to cure the default plus interest at Default Rate, legal fees and costs incurred.

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Except as otherwise provided herein, the undersigned and all sureties, guarantors and endorsers of this Promissory Note severally waive all notices, demands, presentments for payment, notices of non-payment, notice of intention to accelerate the maturity, notices of acceleration, notices of dishonor, protest and notice of protest, diligence in collecting or bringing suit as to this Promissory Note and all obligations hereunder and against any party hereto and to the application of any payment on this obligation, or as an offset hereto, and agree to all extensions, renewals, partial payments, substitutions or evidence of indebtedness and the taking, release or substitution of all or any part of the security or the release of any party liable hereon with or without notice before or after maturity.

It is the intention of the parties hereto to comply with the usury laws applicable to this loan if any, accordingly it is agreed that notwithstanding any provision to the contrary in this Promissory Note or in any of the documents securing payment hereof no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by law. If any excess of interest is provided for, contracted for, charged for or received, then the provisions of this paragraph shall govern and control and neither the Maker hereof nor any other party liable for the payment hereof shall be obligated to pay the amount of such excess interest. Any such excess interest which may have been collected shall be, at the Holder's option, either applied as a credit against the then unpaid principal amount hereof or refunded to Maker. The effective rate of interest shall be automatically subject to reduction to the maximum lawful contract rate allowed under the usury laws as now or hereafter construed. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged for, or received under this Promissory Note which are made for the purposes of determining whether such rate exceeds the maximum lawful rate, shall be made, to the extent permitted by law, by amortizing, prorating, allocating and spreading in equal parts during the full stated term of this Note, all interest contracted for, charged for or received from the Maker or otherwise by the Note Holder.

In the event this Note is placed in the hands of an attorney for collection (whether or not suit is filed), or in the event it is collected by suit or through bankruptcy, probate, receivership or other legal proceedings (including foreclosure), the undersigned hereby agrees to pay to the Holder as attorney's fees a reasonable amount in addition to the principal and interest then due hereon, and all other costs of collection.

Conversion into shares of Common Stock of Company

Elective Conversion: This Note shall be convertible at the election of the holder of Note, in whole or in part, at any time may be converted at the option of the Holder. Holder may convert this Note to Common shares of the Company's Common Stock to Fifty Cents ($0.50 USD) per share for two years.

IN WITNESS WHEREOF, Maker has fully executed this Promissory Note as of the date first above written.

TPT GLOBAL TECH, INC.,

(A Florida Corporation)

By: ________________________________

Printed Name: _______________________

Title: _______________________________

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EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert $__________________ principal amount of the Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of TPT GLOBAL TECH, INC.., a Florida corporation (the “Borrower”) according to the conditions of the convertible note of the Borrower dated as of ________________, 2015 (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

[ ] The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Broker:

Account Number:

[ ] The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

__________________________

__________________________

__________________________

__________________________

Date of Conversion: _________________

Applicable Conversion Price: $_________________

Number of Shares of Common Stock to be Issued
Pursuant to Conversion of the Notes: _________________

Amount of Principal Balance Due remaining
Under the Note after this conversion: _________________